                                                                    EXHIBIT 32.1

THE FOLLOWING STATEMENT IS BEING MADE TO THE SECURITIES AND EXCHANGE COMMISSION SOLELY FOR PURPOSES OF SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C.
1350), WHICH CARRIES WITH IT CERTAIN CRIMINAL PENALTIES IN THE EVENT OF A KNOWING OR WILLFUL MISREPRESENTATION.

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

      Re: SOLA International Inc.

Ladies and Gentlemen:

      In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC 1350), each of the undersigned hereby certifies that:

            (i) this Quarterly Report on Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

            (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Sola International Inc.

Dated as of this 3rd day of November, 2004.

/s/ Jeremy C. Bishop                            /s/ Ronald F. Dutt
-------------------------------------           --------------------------------
Jeremy C. Bishop                                Ronald F. Dutt
President and Chief Executive Officer           Executive Vice President and
                                                Chief Financial Officer